                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  SEPTEMBER 10, 1999

                        NEW PLAN EXCEL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

          MARYLAND                    1-12244                33-0160389
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)        Identification Number)
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1120 AVENUE OF THE AMERICAS, 12TH FLOOR
          NEW YORK, NEW YORK                                  10036
(Address of principal executive offices)                    (Zip Code)

               Registrant's telephone number, including area code:
                                 (212) 869-3000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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                        NEW PLAN EXCEL REALTY TRUST, INC.

ITEM 5.   OTHER EVENTS

          On September 10, 1999, the Company entered into an Amended and
Restated Distribution Agreement with Salomon Smith Barney Inc., Lehman Brothers
Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co.
Incorporated and Prudential Securities Incorporated, as agents, relating to the medium-term notes program of the Company established on February 3, 1999, in connection with which the Company initially authorized the issuance and sale up to $500,000,000 of its debt securities entitled "Medium-Term Notes Due Nine
Months or More from Date of Issue" (the "Notes"). As of the date hereof, $325,000,000 of the Notes currently are authorized but unissued. A copy of the Amended and Restated Distribution Agreement is filed as an exhibit to this report.

ITEM 7.   EXHIBITS

          The Exhibits listed below relate to the Registration Statement on Form
S-3 (No. 333-67511) of the Company and are filed herewith for incorporation by reference in such Registration Statement.

    1.1   Amended and Restated Distribution Agreement, dated as of September 10,
          1999, by and among New Plan Excel Realty Trust, Inc. and Salomon Smith
          Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner &
          Smith Incorporated, Morgan Stanley & Co. Incorporated and Prudential
          Securities Incorporated

    4.1   Form of Fixed Rate Note

    4.2   Form of Floating Rate Note


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEW PLAN EXCEL REALTY TRUST, INC.

Date: September 13, 1999                 By:/s/ STEVEN F. SIEGEL
                                            ------------------------------------
                                         Steven F. Siegel
                                         Senior Vice President, General Counsel
                                           and Secretary



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                                  EXHIBIT INDEX

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
Exhibit                              Document
-------                              --------
  1.1     Amended and Restated Distribution Agreement, dated as of September 10,
          1999, by and among New Plan Excel Realty Trust, Inc. and Salomon Smith
          Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner &
          Smith Incorporated, Morgan Stanley & Co. Incorporated and Prudential
          Securities Incorporated

  4.1     Form of Fixed Rate Note

  4.2     Form of Floating Rate Note
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